Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Novavax, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type		Carry Forward File Number		Carry Forward Initial Effective Date		Filing Fee Previously Paid In Connection with Unsold Securities to Be Carried Forward
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share (1)	456(b) and 457(r)		(1)		(1)		(1)		(2)		(2)
	Equity	Preferred Stock, par value $0.01 per share (1)	456(b) and 457(r)		(1)		(1)		(1)		(2)		(2)
	Debt	Debt Securities (1)	456(b) and 457(r)		(1)		(1)		(1)		(2)		(2)
	Other	Warrants (1)	456(b) and 457(r)		(1)		(1)		(1)		(2)		(2)
	Other	Units (1) (3)	456(b) and 457(r)		(1)		(1)		(1)		(2)		(2)
Fees Previously Paid	—	—	—	—		—		—		—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)	$318,302,998	(4)	—		$318,302,998	(4)	—		—		424(b)(5)	(4)	333-237094	(4)	March 11, 2020	(4)	$54,550.00	(4)
	Total Offering Amounts												(1)(4)
	Total Fees Previously Paid											—
	Total Fee Offsets											—
	Net Fee Due											$0	(4)

(1)	The registrant is registering hereby an unspecified amount of securities of each identified class as may be offered, from time to time, hereunder, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issued upon conversion, exercise or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(3)	Units may be issued under a unit agreement and will represent an interest in one or more securities including shares of common stock or preferred stock, debt securities, or warrants, in any combination, which may or may not be separable from one another.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $318,302,998 of unsold shares (the “Unsold Securities”) of common stock, par value $0.01 per share (the “Common Stock”) previously registered pursuant to a prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2021 (the “Prior Prospectus Supplement”), to the Registration Statement on Form S-3 (File No. 333-237094), which was filed with the SEC and became automatically effective on March 11, 2020 (the “Prior Registration Statement”), relating to the offer and sale of Common Stock having an aggregate offering price of up to $500,000,000 under its current “at-the-market” program. In connection with the filing of the Prior Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $49,942.43 and applied a fee of $4,607.57 previously paid relating to $42,232,493.20 of unsold shares of Common Stock pursuant to Rule 457(p) under the Securities Act which remained unsold under a prospectus supplement, dated January 22, 2021, to the Prior Registration Statement. As of the date of this registration statement, shares of Common Stock having an aggregate offering price of up to $318,302,998 were not sold under the Prior Prospectus Supplement, and the registration fee that has already been paid and remains unused with respect to the Unsold Securities will be applied to shares of Common Stock that are being registered pursuant to this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.